                                                                   Exhibit 10.19

                                    FORM OF
                       AWARD DESCRIPTION AND AGREEMENT FOR
                       PERFORMANCE RETENTION SHARE AWARDS
                                GRANTED UNDER THE
               ARCH CHEMICALS, INC. 1999 LONG TERM INCENTIVE PLAN
                            GRANTED ____________

1.    Terms

The terms and conditions of the Performance Retention Shares (as defined below) are contained in the Award Certificate evidencing the grant of such shares, this Award Agreement (as defined below) and in the Arch Chemicals, Inc. 1999 Long Term Incentive Plan (the "Plan") and such resolutions, rules and policies previously or hereinafter adopted by the Compensation Committee of the Board of Directors of Arch Chemicals, Inc. from time to time.

2.    Definitions

As used herein:

      "Award Agreement" means this Award Description and Agreement.

      "Performance Retention Share" means a unit denominated as one phantom share of Arch Chemicals, Inc. Common Stock, granted as a Performance Award pursuant to Section 6(c) of the Plan, that may be replaced by or converted into a Restricted Stock Unit (as defined below).

      "Measurement Date" means with respect to a Performance Cycle, the last day of the second calendar year of the Performance Cycle and the last day of the third calendar year of such Performance Cycle.

      "Participant" means a Salaried Employee granted an award of Performance Retention Shares under the Plan.

      "Payment Schedule" means with respect to a Performance Retention Share, such Performance Retention Share's schedule as set forth in Exhibit I hereto with respect to the Performance Cycle to govern determination of the Payment Value of such Performance Retention Share.

      "Payment Value" means with respect to a Performance Retention Share at any given time, the portion, if any, of such Performance Retention Share which a Participant has earned at such time under the applicable Payment Schedule during the Performance Cycle relating to that Performance Retention Share.

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      "Performance Cycle" means with respect to Performance Retention Shares, a period of three fiscal years (beginning with the fiscal year in which such Performance Retention Shares are granted) over which such Performance Retention Shares are to be earned in accordance with the Payment Schedule; provided a Performance Cycle shall end upon full payment of the Performance Retention Shares relating thereto.

      "Performance Goal" means with respect to a particular Performance Retention Share the particular goal established by the Committee with respect to a particular performance measure for such Performance Retention Share as set forth in resolutions of the Committee as adopted from time to time.

      "Restricted Stock Unit" means a unit denominated as one phantom share of Company Common Stock, granted pursuant to Section 6(b) of the Plan, that results from the conversion or replacement of a Performance Retention Share as provided in Section 4 hereof.

      "Valuation Date" means (i) for purposes of paragraphs 5(d) and 5(f) below, the fourth business day following the public release of the Company's annual earnings relating to the year in which the Measurement Date that has triggered the payout of the Performance Retention Shares has occurred,
      (ii) in connection with a payment as a result of the end of the three-year Vesting Period, the date the Vesting Time occurs and (iii) in connection with a payment arising as a result of a Change in Control, on the first business day immediately prior to the Change in Control (or if in the case of clause (i), (ii) or (iii) hereof the Arch Chemicals, Inc. Common Stock is not traded on such day, the first preceding day on which such stock is traded).

      "Vesting Period" means with respect to a Restricted Stock Unit, the three-year period beginning with the date of conversion of a Performance Retention Share into a Restricted Stock Unit at the end of which such Restricted Stock Unit is to vest.

      "Vesting Time" means with respect to a Vesting Period, the close of business on the last day of such Vesting Period.

Other capitalized terms utilized but not defined herein have the meanings specified in the Plan.

3.    Performance Retention Share Awards

      Performance Retention Shares which are awarded to a Participant shall have a Payment Value during a Performance Cycle determined on the basis of the performance of Arch over such Performance Cycle in accordance with the applicable Payment Schedule. The Payment Schedules, Performance Cycles and performance measures applicable to Performance Retention Shares are set forth in Exhibit I hereto. Except as may be otherwise set forth in the Plan or herein, no Performance Retention Share may be earned prior to the Measurement Date of the applicable Performance Cycle and then only to the extent set forth in the applicable Payment Schedule.

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4.    Conversion Payout

      If the Performance Retention Shares held by a Participant and outstanding at the end of the Performance Cycle do not result in a cash payout as provided in the Payment Schedule, then each such Performance Retention Share shall be automatically and without further action by the Committee or the Company replaced with (or converted into) a Restricted Stock Unit on a one-for-one basis and such Performance Retention Share shall be extinguished; provided in each case such Participant is on the active payroll of the Company or then subsidiary of the Company as an employee on the last day of the Performance Cycle. No other person shall be entitled to receive Restricted Stock Units as result of holding Performance Retention Shares at the end of the Performance Cycle.

5.    Vesting and Payment - Performance Retention Shares

(a) Except as otherwise provided in the Plan, a Participant's interest in the Payment Value of Performance Retention Shares awarded to him or her shall vest, if at all, only on the Measurement Date of an applicable Performance Cycle, as the case may be, for such Performance Retention Shares and only to the extent earned and payable at such time in accordance with the Payment Schedule.

(b) The Payment Value of each Performance Retention Share at a given time shall be the portion, if any, of such Performance Retention Share called for under the Payment Schedule at such time applicable to such Performance Retention Share's Performance Cycle. Each vested Performance Retention Share shall be payable to a Participant in cash only.

(c) Performance Retention Shares not earned by the end of the Performance Cycle as provided in the Payment Schedule shall be forfeited or extinguished and no payout shall occur with respect thereto except as otherwise provided in Section 4 herein.

(d) The total amount of Payment Value due and earned by a Participant on the Measurement Date of an applicable Performance Cycle shall be paid promptly but no later than the tenth business day after the Valuation Date except as specifically otherwise provided in the Plan or herein or by the Committee.

(e) The Participant may defer payment of Payment Values until such date, before or after retirement or other termination of employment, as provided in, and subject to, the Company's Employee Deferral Plan.

(f) For Payment Values of Performance Retention Shares that are to be paid in cash, the Arch Chemicals, Inc. Common Stock will be valued at the average of the high and low sales prices thereof as reported on the consolidated transaction reporting system for New York Stock Exchange issues on the Valuation Date.

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6.    Vesting and Payment - Restricted Stock Units

(a) Except as otherwise provided in the Plan or herein or by the Committee, a Participant's interest in the Restricted Stock Units resulting from the application of Section 4 above shall vest only at the Vesting Time applicable to the Vesting Period for such Restricted Stock Units. Each Restricted Stock Unit not vested by the Vesting Time relating to such unit shall be forfeited.

(b) Each vested Restricted Stock Unit shall be payable to a Participant in cash only following the Vesting Time.

(c) The total amount of Restricted Stock Units vested in a Participant at the Vesting Time shall be paid promptly but no later than the tenth business day following such Vesting Time except as specifically otherwise provided in the Plan or herein or as otherwise provided by the Committee.

(d) For Restricted Stock Units that are to be paid in cash, the Company Common Stock will be valued at the average of the high and low sales prices thereof as reported on the consolidated transaction reporting system for New York Stock Exchange issues on the Valuation Date.

7.    Termination of Employment

(a) A Participant's outstanding Performance Retention Shares not yet earned and payable under the Payment Schedule relating to a Performance Cycle and a Participant's outstanding Restricted Stock Units shall be forfeited if the Participant ceases to be an employee of the Company or any subsidiary of the Company for any reason before the end of such Performance Cycle or Vesting Time, as the case may be, except if the Committee provides or has provided otherwise (or if delegated by the Committee to the Chief Executive Officer, the Chief Executive Officer so provides).

(b) With respect to any non-forfeited Performance Retention Shares of a terminated Participant relating to incomplete Performance Cycles, he or she shall be entitled to the Payment Value at the time provided in and subject to the applicable Payment Schedule if the Committee (or its delegatee) has so decided.

8.    Change in Control

      Unless the Committee or the Board has acted otherwise, upon a Change in Control, outstanding Performance Retention Shares and outstanding Restricted Stock Units, as the case may be, shall become vested, deemed earned in full and promptly paid to the Participants in cash (but no later than the tenth business day after the Change in Control), in each case without regard to payment schedules and notwithstanding that the applicable performance cycle or retention cycle shall not have been completed.

9.    Tax Withholding

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      From any cash payout of the Performance Retention Shares, Payment Values and Restricted Stock Units, federal, state or local taxes as may be applicable to such payout ("withholding taxes") shall be deducted for withholding taxes to be paid by the Participant.

10.   Dividend Equivalents

      Unless and until the Committee decides otherwise and while a Performance Retention Share or Restricted Stock Unit is outstanding, within five business days of each cash dividend payment date relating to Company Common Stock, the Company will pay to a Participant for each outstanding Performance Share and Restricted Stock Unit so held on such dividend payment date, a cash payment equal to the cash dividend payment made on one share of Company Common Stock on such cash dividend payment date. Performance Retention Shares and Restricted Stock Units carry no voting rights nor shall the holder thereof be entitled to dividends or other rights enjoyed by shareholders except as otherwise provided in this
      Section 10.

11.   Miscellaneous

(a) By acceptance of the award of Performance Retention Shares, each employee agrees that such award is special compensation, and that any amount paid under this Award Agreement will not affect

      (i) the amount of any pension under any pension or retirement plan in which he or she participates as an employee of the Company,

      (ii) the amount of coverage under any group life insurance plan in which he or she participates as an employee of the Company,

      (iii) the benefits under any other benefit plan of any kind heretofore or hereafter in effect, under which the availability or amount of benefits is related to compensation.


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                                    EXHIBIT I

Performance Cycle:        Ending on [end of three calender years beginning with
                          the grant year].

Performance Measure:      [Return on Equity ("ROE")]* for the calendar year
                          ending at a Measurement Time.

Payment Schedule:

                                                        Payout                            Units Forfeited
                                                        ------                            ---------------
[ROE]* Equal to or Greater Than the                     100%**                            Not Applicable
Performance Goal for Year Two at end
of Year Two**

[ROE]* Equal to or Greater Than the         100% if no payout for Year Two                Not Applicable
Performance Goal for Year Three at          occurs; otherwise, not applicable.
end of Year Three

[ROE]* That is Less Than the                              0%                              100% but replaced with or converted
Performance Goal for Year Three at                                                        into restricted stock units on
the End of Year Three and no payout has                                                   one-for-one basis has
occurred

* ROE for grants made in 2003, 2004 and 2005. Future grants may use ROE or another performance measure permitted by the Plan.

** Provided such payout will not occur if it would cause any other performance share award or performance retention share award granted under the Plan prior to this award to not payout. In such case, ROE shall not be measured for this award at the end of Year Two.

No more than one payout may occur for Performance Retention Shares with respect to the Performance Cycle.